Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
FIRST QUARTER OF FISCAL 2020 RESULTS

Net Income Increases by 41% in the September 2019 Quarter in Comparison to the
September 2018 Quarter

Net Interest Margin Expands 34 Basis Points to 3.64% in the September 2019 Quarter
in Comparison to the September 2018 Quarter and by 12 Basis Points in Comparison
to the Prior Sequential Quarter

Classified Assets Decrease 20% to $13.0 Million at September 30, 2019 in Comparison
to $16.2 Million at June 30, 2019

Riverside, Calif. – October 29, 2019 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced first quarter earnings results for the fiscal year ending June 30, 2020.
            For the quarter ended September 30, 2019, the Company reported net income of $2.56 million, or $0.33 per diluted share (on 7.65 million average diluted shares outstanding), up 41 percent from the net income of $1.82 million, or $0.24 per diluted share (on 7.56 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to higher net interest income and lower non-interest expenses, partly offset by lower non-interest income.
“I am pleased with our financial results for the September 2019 quarter and pleased that our fundamentals continue to improve.  For example, our net interest margin continues to expand, loans originated and purchased for investment increased, our credit quality metrics are very good, and our capital levels are strong,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “We believe the Company is well-positioned for fiscal 2020,” Mr. Blunden concluded.
Return on average assets for the first quarter of fiscal 2020 was 0.95 percent compared to 0.63 percent for the same period of fiscal 2019; and return on average stockholders’ equity for the first quarter of fiscal 2020 was 8.46 percent compared to 6.03 percent for the comparable period of fiscal 2019.
On a sequential quarter basis, the $2.56 million net income for the first quarter of fiscal 2020 reflects a $1.78 million or 226 percent increase from $787,000 in the fourth quarter of fiscal 2019. The increase in earnings for the first quarter of fiscal 2020 compared to the fourth quarter of fiscal 2019 was primarily attributable to higher net interest income and lower non-interest expenses, partly offset by lower non-interest income. Diluted earnings per share for the first quarter of fiscal 2020 were $0.33 per share, up 230 percent from the $0.10 per share during the fourth quarter of fiscal 2019. Return on average assets was 0.95 percent for the first quarter of fiscal 2020 compared to 0.29 percent in the fourth quarter of fiscal 2019; and return on average stockholders’ equity for the first quarter of fiscal 2020 was 8.46 percent, compared to 2.60 percent for the fourth quarter of fiscal 2019.
Net interest income increased $225,000, or two percent, to $9.58 million in the first quarter of fiscal 2020 from $9.36 million for the same quarter of fiscal 2019, attributable to an increase in the net interest margin, partly offset by a lower average interest-earning assets balance.  The net interest margin during the first quarter of fiscal

2020 increased 34 basis points to 3.64 percent from 3.30 percent in the same quarter last year, primarily due to an increase in the average yield of interest-earning assets and a slight decrease in the average cost of interest-bearing liabilities. The average yield on interest-earning assets increased by 33 basis points to 4.21 percent in the first quarter of fiscal 2020 from 3.88 percent in the same quarter last year; while the average cost of interest-bearing liabilities decreased by one basis point to 0.63 percent in the first quarter of fiscal 2020 from 0.64 percent in the same quarter last year. The average balance of interest-earning assets decreased by $82.0 million, or seven percent, to $1.05 billion in the first quarter of fiscal 2020 from $1.13 billion in the same quarter last year. The average balance of interest-bearing liabilities decreased by $80.4 million, or eight percent, to $942.5 million in the first quarter of fiscal 2020 from $1.02 billion in the same quarter last year.
The average balance of loans receivable (including loans held for sale) decreased by $63.8 million, or seven percent, to $903.3 million in the first quarter of fiscal 2020 from $967.1 million in the same quarter of fiscal 2019, primarily due to a decrease in the average balance of loans held for sale, partly offset by an increase in loans held for investment. There were no loans held for sale during the first quarter of fiscal 2020. The average yield on loans receivable increased by 25 basis points to 4.46 percent in the first quarter of fiscal 2020 from an average yield of 4.21 percent in the same quarter of fiscal 2019 on both the repricing of the predominantly adjustable rate loan portfolio and new loans originated at higher market interest rates as well as a lower net deferred loan cost amortization (primarily attributable to lower loan payoffs). Total loans originated and purchased for investment in the first quarter of fiscal 2020 were $93.4 million, up 154 percent from $36.7 million in the same quarter of fiscal 2019. Loan principal payments received in the first quarter of fiscal 2020 were $50.8 million, compared to $62.9 million in the same quarter of fiscal 2019.
The average balance of investment securities increased by $4.6 million, or five percent, to $95.9 million in the first quarter of fiscal 2020 from $91.3 million in the same quarter of fiscal 2019. The increase was primarily attributable to purchases of mortgage-backed securities, partly offset by principal payments received on mortgage-backed securities. The average yield on investment securities increased 105 basis points to 2.56 percent in the first quarter of fiscal 2020 from 1.51 percent for the same quarter of fiscal 2019. The increase in the average yield was primarily attributable to purchases of mortgage-backed securities which had higher average yields than the existing portfolio and the repricing of variable rate investment securities to higher market interest rates.
In the first quarter of fiscal 2020, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $143,000 cash dividend to the Bank on its FHLB stock, unchanged from the same quarter last year.
The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $22.8 million, or 34 percent, to $44.5 million in the first quarter of fiscal 2020 from $67.3 million in the same quarter of fiscal 2019. The average yield earned on interest-earning deposits in the first quarter of fiscal 2020 was 2.16 percent, up 20 basis points from 1.96 percent in the same quarter of fiscal 2019 as a result of the impact of a higher targeted federal funds rate between the periods.

Average deposits decreased $72.1 million, or eight percent, to $830.8 million in the first quarter of fiscal 2020 from $902.9 million in the same quarter of fiscal 2019 due to a managed run-off of higher cost time deposits consistent with the reduction in the Bank’s funding needs resulting from no loans held for sale during the first quarter of fiscal 2020. The average cost of deposits remained relatively stable, decreasing by two basis points to 0.37 percent in the first quarter of fiscal 2020 from 0.39 percent in the same quarter last year.
Transaction account balances or “core deposits” decreased $7.5 million, or one percent, to $640.6 million at September 30, 2019 from $648.1 million at June 30, 2019, while time deposits decreased $1.9 million, or one percent, to $191.2 million at September 30, 2019 from $193.1 million at June 30, 2019.
The average balance of borrowings, which consisted of FHLB advances, decreased $8.4 million, or seven percent, to $111.6 million while the average cost of borrowings increased four basis points to 2.56 percent in the first quarter of fiscal 2020, compared to an average balance of $120.0 million with an average cost of 2.52 percent in the same quarter of fiscal 2019. The decrease in the average balance of borrowings was primarily due to the maturity of short-term borrowings in the first quarter of fiscal 2019.
During the first quarter of fiscal 2020, the Company recorded a recovery from the allowance for loan losses of $181,000, as compared to a recovery of $237,000 recorded during the same period of fiscal 2019 and a recovery of $25,000 recorded in the fourth quarter of fiscal 2019 (sequential quarter).
Non-performing assets, with underlying collateral located in California, decreased $988,000, or 16 percent, to $5.2 million, or 0.47 percent of total assets, at

September 30, 2019, compared to $6.2 million, or 0.57 percent of total assets, at June 30, 2019. The non-performing loans at September 30, 2019 are comprised of 17 single-family loans ($4.1 million), one construction loan ($1.1 million) and one commercial business loan ($38,000).  At both September 30, 2019 and June 30, 2019, there was no real estate owned.
Net loan recoveries for the quarter ended September 30, 2019 were $34,000 or 0.02 percent (annualized) of average loans receivable, compared to net loan recoveries of $7,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended September 30, 2018 and net loan recoveries of $21,000 or 0.01 percent (annualized) of average loans receivable for the quarter ended June 30, 2019 (sequential quarter).
Classified assets at September 30, 2019 were $13.0 million, comprised of $6.9 million of loans in the special mention category, $6.1 million of loans in the substandard category and no real estate owned; while classified assets at June 30, 2019 were $16.2 million, comprised of $8.6 million of loans in the special mention category, $7.6 million of loans in the substandard category and no real estate owned.
For the quarter ended September 30, 2019, no new loans were restructured from their original terms and classified as restructured loans, while two substandard restructured loans were paid off. The outstanding balance of restructured loans at September 30, 2019 was $1.8 million (six loans), down 53 percent from $3.8 million (eight loans) at June 30, 2019. As of September 30, 2019, one restructured loan was classified as special mention ($431,000) and five restructured loans were classified as substandard non-accrual ($1.4 million). As of September 30, 2019, 77% or $1.4 million of the restructured loans have a current payment status.

The allowance for loan losses was $6.9 million at September 30, 2019, or 0.74 percent of gross loans held for investment, compared to $7.1 million at June 30, 2019, or 0.80 percent of gross loans held for investment. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at September 30, 2019.
Non-interest income decreased by $3.48 million, or 76 percent, to $1.07 million in the first quarter of fiscal 2020 from $4.55 million in the same period of fiscal 2019, primarily as a result of no loan sales during the current quarter. The gain on sale of loans during the first quarter of fiscal 2019 was $3.1 million. On a sequential quarter basis, non-interest income decreased $245,000, or 19 percent, primarily as a result of the decline in the gain on sale of loans. There were no loans originated for sale during the current quarter.
Non-interest expenses decreased $4.46 million, or 38 percent, to $7.24 million in the first quarter of fiscal 2020 from $11.70 million in the same quarter last year.  On a sequential quarter basis, non-interest expenses decreased $2.42 million or 25 percent from $9.66 million. The decreases in non-interest expenses for both periods were primarily due to scaling back the origination of saleable single-family mortgage loans resulting in significant reductions in salaries and employee benefits expenses due to lower incentive compensation and staff reductions and premises and occupancy expenses due to the closing of loan production offices, as well as reductions in other related expenses. In addition, deposit insurance premiums and regulatory assessments decreased $181,000 due primarily to a $150,000 small bank assessment credit awarded by the Federal Deposit Insurance Corporation and other expenses decreased by $320,000 due primarily to a $296,000 reversion of a previously recognized legal settlement, both of which were recognized during the quarter ended September 30, 2019. The Bank has $224,000 remaining in small bank assessment credits, which may be recognized in future periods when allowed for by the FDIC consistent with insurance fund levels being met.
The Company’s efficiency ratio in the first quarter of fiscal 2020 was 68 percent, an improvement from 84 percent in the same quarter last year and an improvement from 90 percent in the fourth quarter of fiscal 2019 (sequential quarter).
The Company’s provision for income tax was $1.03 million for the first quarter of fiscal 2020, up 68 percent from $616,000 in the same quarter last year. The effective tax rate in the first quarter of fiscal 2020 was 28.73% as compared to 25.26% in the same quarter of fiscal 2019. The Company believes that the tax provision recorded in the first quarter of fiscal 2020 reflects its current federal and state income tax obligations.
The Company repurchased 16,924 shares of its common stock during the quarter ended September 30, 2019 at an average cost of $20.41 per share. As of September 30, 2019, a total of 68,923 shares or 18 percent of the April 2018 stock repurchase plan have been purchased at an average cost of $19.91 per share, leaving 304,077 shares available for future purchases.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Wednesday, October 30, 2019 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-800-230-1059 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Wednesday, November 6, 2019 by dialing 1-800-475-6701 and referencing access code number 473332.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to originate for sale and sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and Chief Executive Officer	President, Chief Operating Officer, and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited – In Thousands, Except Share Information)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Assets
Cash and cash equivalents	$54,515	$70,632	$61,458	$67,359	$78,928
Investment securities – held to maturity, at cost	85,088	94,090	102,510	84,990	79,611
Investment securities - available for sale, at fair value	5,517	5,969	6,294	6,563	7,033
Loans held for investment, net of allowance for loan losses of $6,929; $7,076; $7,080; $7,061 and $7,155 respectively; includes $4,386; $5,094; $5,239; $4,995 and $4,945 at fair value, respectively	924,314	879,925	883,554	875,413	877,091
Loans held for sale, at fair value	-	-	30,500	57,562	78,794
Accrued interest receivable	3,380	3,424	3,386	3,156	3,350
Real estate owned, net	-	-	-	-	524
FHLB – San Francisco stock	8,199	8,199	8,199	8,199	8,199
Premises and equipment, net	11,215	8,226	8,395	8,601	8,779
Prepaid expenses and other assets	13,068	14,385	15,099	15,327	15,171

Total assets	$1,105,296	$1,084,850	$1,119,395	$1,127,170	$1,157,480

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$85,338	$90,184	$90,875	$78,866	$87,250
Interest-bearing deposits	746,398	751,087	786,009	794,018	814,862
Total deposits	831,736	841,271	876,884	872,884	902,112

Borrowings	131,092	101,107	101,121	111,135	111,149
Accounts payable, accrued interest and other liabilities	20,299	21,831	20,181	20,474	22,539
Total liabilities	983,127	964,209	998,186	1,004,493	1,035,800

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-	-	-
Common stock, $.01 par value (40,000,000
  shares authorized; 18,091,865; 18,081,365;
  18,064,365; 18,053,115 and 18,048,115
  shares issued, respectively; 7,479,682;
  7,486,106; 7,497,357; 7,506,855 and
  7,500,860 shares outstanding, respectively)

	181	181	181	181	181
Additional paid-in capital	94,795	94,351	96,114	95,913	95,795
Retained earnings	192,354	190,839	191,103	192,306	191,399
Treasury stock at cost (10,612,183; 10,559,259; 10,567,008; 10,546,260 and 10,547,255 shares, respectively)
	(165,309)	(164,891)	(166,352)	(165,892)	(165,884)
Accumulated other comprehensive income, net of tax	148	161	163	169	189

Total stockholders’ equity	122,169	120,641	121,209	122,677	121,680

Total liabilities and stockholders’ equity	$1,105,296	$1,084,850	$1,119,395	$1,127,170	$1,157,480

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest income:
Loans receivable, net	$10,075	$9,576	$10,011	$10,331	$10,174
Investment securities	614	661	592	444	345
FHLB – San Francisco stock	143	142	144	278	143
Interest-earning deposits	246	426	386	387	338
Total interest income	11,078	10,805	11,133	11,440	11,000

Interest expense:
Checking and money market deposits	110	101	102	117	108
Savings deposits	134	135	139	147	151
Time deposits	532	530	600	630	621
Borrowings	720	669	680	715	763
Total interest expense	1,496	1,435	1,521	1,609	1,643

Net interest income	9,582	9,370	9,612	9,831	9,357
Provision (recovery) for loan losses	(181)	(25)	4	(217)	(237)
Net interest income, after provision (recovery) for loan losses	9,763	9,395	9,608	10,048	9,594

Non-interest income:
Loan servicing and other fees	133	188	262	277	324
Gain (loss) on sale of loans, net	(86)	21	1,719	2,263	3,132
Deposit account fees	447	443	471	509	505
Gain (loss) on sale and operations of real estate owned acquired in the settlement of loans, net	-	-	2	(7)	1
Card and processing fees	390	405	373	392	398
Other	186	258	225	161	189
Total non-interest income	1,070	1,315	3,052	3,595	4,549

Non-interest expense:
Salaries and employee benefits	4,985	5,396	9,292	7,211	8,250
Premises and occupancy	878	1,133	1,286	1,274	1,345
Equipment	279	1,141	417	495	421
Professional expenses	408	493	513	411	447
Sales and marketing expenses	117	312	246	253	169
Deposit insurance premiums and regulatory assessments	(16)	129	124	172	165
Other	587	1,053	1,122	1,059	907
Total non-interest expense	7,238	9,657	13,000	10,875	11,704

Income (loss) before taxes	3,595	1,053	(340)	2,768	2,439
Provision (benefit) for income taxes	1,033	266	(189)	810	616
Net income (loss)	$2,562	$787	$(151)	$1,958	$1,823

Basic earnings (loss) per share	$0.34	$0.10	$(0.02)	$0.26	$0.25
Diluted earnings (loss) per share	$0.33	$0.10	$(0.02)	$0.26	$0.24
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	09/30/19	06/30/19	03/31/19	12/31/18	09/30/18
SELECTED FINANCIAL RATIOS:
Return (loss) on average assets	0.95%	0.29%	(0.05)%	0.69%	0.63%
Return (loss) on average stockholders’ equity	8.46%	2.60%	(0.49)%	6.42%	6.03%
Stockholders’ equity to total assets	11.05%	11.12%	10.83%	10.88%	10.51%
Net interest spread	3.58%	3.46%	3.46%	3.48%	3.24%
Net interest margin	3.64%	3.52%	3.53%	3.54%	3.30%
Efficiency ratio	67.95%	90.38%	102.65%	81.00%	84.17%
Average interest-earning assets to average interest-bearing liabilities	111.61%	111.45%	111.28%	110.98%	110.86%

SELECTED FINANCIAL DATA:
Basic earnings (loss) per share	$ 0.34	$ 0.10	$ (0.02)	$ 0.26	$ 0.25
Diluted earnings (loss) per share	$ 0.33	$ 0.10	$ (0.02)	$ 0.26	$ 0.24
Book value per share	$ 16.33	$ 16.12	$ 16.17	$ 16.34	$ 16.22
Average shares used for basic EPS	7,482,435	7,496,457	7,506,770	7,506,106	7,430,967
Average shares used for diluted EPS	7,647,763	7,626,661	7,506,770	7,601,759	7,557,068
Total shares issued and outstanding	7,479,682	7,486,106	7,497,357	7,506,855	7,500,860

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$ 33,629	$ 31,982	$ 15,288	$ 24,180	$ 17,216
Multi-family	56,476	14,513	21,546	10,068	12,709
Commercial real estate	2,419	2,882	5,197	3,175	5,305
Construction	896	1,846	1,970	1,863	1,480
Total loans originated and purchased for investment	$ 93,420	$ 51,223	$ 44,001	$ 39,286	$ 36,710

LOANS ORIGINATED FOR SALE:
Retail originations	$ -	$ 9,593	$ 72,353	$ 87,913	$ 127,133
Wholesale originations	-	4,057	38,353	58,504	69,188
Total loans originated for sale	$ -	$ 13,650	$ 110,706	$ 146,417	$ 196,321

LOANS SOLD:
Servicing released	$ -	$ 40,956	$ 134,264	$ 165,484	$ 211,050
Servicing retained	-	2,003	2,409	2,026	758
Total loans sold	$ -	$ 42,959	$ 136,673	$ 167,510	$ 211,808

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	09/30/19	06/30/19	03/31/19	12/31/18	09/30/18
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$ 250	$ 250	$ 250	$ 250	$ 250
Allowance for loan losses	$ 6,929	$ 7,076	$ 7,080	$ 7,061	$ 7,155
Non-performing loans to loans held for investment, net	0.57%	0.71%	0.69%	0.69%	0.78%
Non-performing assets to total assets	0.47%	0.57%	0.55%	0.54%	0.64%
Allowance for loan losses to gross loans held
for investment	0.74%	0.80%	0.79%	0.80%	0.81%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	(0.02)%	(0.01)%	(0.01)%	(0.05)%	- %
Non-performing loans	$ 5,230	$ 6,218	$ 6,115	$ 6,062	$ 6,862
Loans 30 to 89 days delinquent	$ 995	$ 665	$ 699	$ 2	$ -

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	09/30/19	06/30/19	03/31/19	12/31/18	09/30/18
Recourse provision (recovery) for loans sold	$ -	$ -	$ -	$ -	$ (33)
Provision (recovery) for loan losses	$ (181)	$ (25)	$ 4	$ (217)	$ (237)
Net loan charge-offs (recoveries)	$ (34)	$ (21)	$ (15)	$ (123)	$ (7)

	As of	As of	As of	As of	As of
	09/30/19	06/30/19	03/31/19	12/31/18	09/30/18
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.21%	10.50%	10.17%	9.96%	9.59%
Common equity tier 1 capital ratio	16.32%	18.00%	17.24%	17.17%	16.62%
Tier 1 risk-based capital ratio	16.32%	18.00%	17.24%	17.17%	16.62%
Total risk-based capital ratio	17.37%	19.13%	18.34%	18.26%	17.71%

	As of September 30,
	2019		2018
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	2.63%	$600	2.23%
U.S. SBA securities	2,876	2.85	2,960	2.35
U.S. government sponsored enterprise MBS	81,412	2.91	76,051	2.30
Total investment securities held to maturity	$85,088	2.91%	$79,611	2.30%

Available for sale (at fair value):
U.S. government agency MBS	$3,413	3.92%	$4,156	3.19%
U.S. government sponsored enterprise MBS	1,851	4.72	2,561	3.96
Private issue collateralized mortgage obligations	253	4.65	316	3.95
Total investment securities available for sale	$5,517	4.22%	$7,033	3.50%

Total investment securities	$90,605	2.99%	$86,644	2.39%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of September 30,
	2019		2018
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$328,332	4.39%	$307,480	4.45%
Multi-family (5 or more units)	479,597	4.39	454,821	4.23
Commercial real estate	110,652	5.00	112,026	4.79
Construction	5,912	7.17	3,846	6.68
Other	-	-	167	6.50
Commercial business	368	6.57	416	6.44
Consumer	144	15.25	104	14.76
Total loans held for investment	925,005	4.48%	878,860	4.40%

Advance payments of escrows	34		3
Deferred loan costs, net	6,204		5,383
Allowance for loan losses	(6,929)		(7,155)
Total loans held for investment, net	$924,314		$877,091

Purchased loans serviced by others included above	$32,441	3.77%	$17,363	3.36%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of September 30,
	2019		2018
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$85,338	-%	$87,250	-%
Checking accounts – interest-bearing	263,400	0.12	261,295	0.12
Savings accounts	256,880	0.20	284,705	0.21
Money market accounts	34,959	0.36	36,213	0.37
Time deposits	191,159	1.14	232,649	1.10
Total deposits	$831,736	0.38%	$902,112	0.40%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	-	-	10,000	1.53
Over one year to two years	41,092	2.78	-	-
Over two years to three years	30,000	1.90	31,149	3.17
Over three years to four years	20,000	2.00	10,000	2.20
Over four years to five years	20,000	2.50	20,000	2.00
Over five years	20,000	2.70	40,000	2.60
Total borrowings	$131,092	2.41%	$111,149	2.52%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	September 30, 2019		September 30, 2018
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$903,272	4.46%	$967,104	4.21%
Investment securities	95,945	2.56%	91,301	1.51%
FHLB – San Francisco stock	8,199	6.98%	8,199	6.98%
Interest-earning deposits	44,511	2.16%	67,344	1.96%
Total interest-earning assets	$1,051,927	4.21%	$1,133,948	3.88%
Total assets	$1,083,335		$1,164,228

Deposits	$830,820	0.37%	$902,877	0.39%
Borrowings	111,641	2.56%	120,013	2.52%
Total interest-bearing liabilities	$942,461	0.63%	$1,022,890	0.64%
Total stockholders’ equity	$121,182		$121,005

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for sale at fair value for the quarter ended September 30, 2018.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	09/30/19	06/30/19	03/31/19	12/31/18	09/30/18
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$2,737	$3,315	$2,657	$2,572	$2,773
Construction	1,139	971	745	745	745
Total	3,876	4,286	3,402	3,317	3,518

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	1,316	1,891	2,669	2,698	3,280
Commercial business loans	38	41	44	47	64
Total	1,354	1,932	2,713	2,745	3,344

Total non-performing loans	5,230	6,218	6,115	6,062	6,862

Real estate owned, net	-	-	-	-	524
Total non-performing assets	$5,230	$6,218	$6,115	$6,062	$7,386
(1) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.